Exhibit 99.2
Supplemental Information
December 31, 2014
(Unaudited)

Disclaimer
Certain statements in this supplement contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis Healthcare, Inc. (“Genesis”) and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.
Note Regarding Non-GAAP Financial Measures
This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Funds from Operations (FFO), Normalized FFO, Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this supplement.
Tenant and Borrower Information
This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this supplement has been provided by the tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.

Company Information
Board of Directors

Richard K. Matros Chairman of the Board, President and Chief Executive Officer Sabra Health Care REIT, Inc.	Michael J. Foster Managing Director RFE Management Corp.

Milton J. Walters President Tri-River Capital	Robert A. Ettl Chief Operating Officer Harvard Management Company

Craig A. Barbarosh Partner Katten Muchin Rosenman LLP
Senior Management

Richard K. Matros Chairman of the Board, President and Chief Executive Officer	Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer and Treasurer
Other Information

Corporate Headquarters 18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	Transfer Agent American Stock Transfer and Trust Company 6201 15th Avenue Brooklyn, NY 11219
www.sabrahealth.com
The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.
On Sabra's website, www.sabrahealth.com, you can access, free of charge, Sabra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through their website, www.sec.gov.
For more information, contact Harold W. Andrews, Jr., Executive Vice President, Chief Financial Officer and Secretary at
(949) 679-0243.

1

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET

Company Profile

Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra,” the “Company” or “we”), operates as a self-administered, self-managed real estate investment trust (“REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra primarily generates revenues by leasing properties to tenants and operators throughout the United States.

As of December 31, 2014, Sabra’s investment portfolio included 160 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 103 Skilled Nursing/Transitional Care facilities, (ii) 55 Senior Housing facilities, and (iii) two Acute Care Hospitals), 14 investments in loans receivable (consisting of (i) four mortgage loans, (ii) three construction loans, (iii) two mezzanine loans, and (iv) five pre-development loans) and six preferred equity investments. Included in the 160 real estate properties held for investment is one 100% owned Senior Housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant. As of December 31, 2014, Sabra’s real estate properties included 16,718 beds/units, spread across 34 states.

Objectives and Strategies

We expect to continue to grow our portfolio primarily through the acquisition of assisted living, independent living and memory care facilities and with a secondary focus on acquiring skilled nursing and transitional care facilities. We have and will continue to opportunistically acquire other types of healthcare real estate (including Acute Care Hospitals) and originate financing secured directly or indirectly by healthcare facilities. We also expect to expand our portfolio through the development of purpose-built healthcare facilities through pipeline agreements and other arrangements with select developers. We further expect to work with existing operators to identify strategic development opportunities. These opportunities may involve replacing or renovating facilities in our portfolio that may have become less competitive and new development opportunities that present attractive risk-adjusted returns. In addition to pursuing acquisitions with triple-net leases, we expect to continue to pursue other forms of investment, including investments in Senior Housing through RIDEA-compliant structures, mezzanine and secured debt investments, and joint ventures for Senior Housing and Skilled Nursing/Transitional Care facilities.

With respect to our debt and preferred equity investments, in general, we originate loans and make preferred equity investments when an attractive investment opportunity is presented and either (a) the property is under development or (b) the development of the property is completed but the operations of the facility are not yet stabilized. A key component of our strategy related to loan originations and preferred equity investments is our having the option to purchase the underlying real estate that is owned by our borrowers (and that directly or indirectly secures our loan investment) or by the entity in which we have an investment. These options become exercisable upon the occurrence of various criteria, such as the passage of time or the achievement of certain operating goals, and the purchase price is set in advance based on the same valuation methods we use to value our investments in healthcare real estate. This strategy allows us to diversify our revenue streams and build relationships with operators and developers, and provides us with the option to add new properties to our existing real estate portfolio if we determine that those properties enhance our investment portfolio and stockholder value at the time the options are exercisable.

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET (CONTINUED)

Market Facts		Credit Ratings (as of January 13, 2015)
Stock Information		Moody's:
(as of December 31, 2014)		Unsecured Notes Rating	Ba3 (stable)
Closing Price (common stock):	$30.37	Preferred Equity Rating	B2
52-Week range (common stock):	$31.34-$24.01	S&P:
Common Equity Market Capitalization:	$1.8 billion	Corporate Rating	BB- (stable)
Enterprise Value:	$3.0 billion	Unsecured notes/unsecured credit facility	BB
Outstanding Shares (common stock):	59.0 million	Preferred Equity Rating	B-
Ticker symbols:		Fitch:
Common Stock	SBRA	Corporate Rating	BB+
Preferred Stock	SBRAP	Unsecured notes/unsecured credit facility	BB+
Stock Exchange:	NASDAQ	Preferred Equity Rating	BB-

Portfolio Information
Investments
(as of December 31, 2014)
Investment in real estate properties		Real Estate Property Bed/Unit Count
Skilled Nursing/Transitional Care	103	Skilled Nursing/Transitional Care	11,336
Senior Housing	55	Senior Housing	5,258
Acute Care Hospitals	2	Acute Care Hospitals	124
Total Equity Investments	160	Total Beds/Units	16,718

Investments in loans receivable (1)	14	Total Number of States	34
Preferred Equity Investments (2)	6
Total Investments	180	Total Number of Relationships	29

(1) As of December 31, 2014, our investments in loans receivable related to investments secured directly or indirectly by 9 Skilled Nursing/Transitional Care facilities with 1,486 beds/units, 11 Senior Housing developments with 671 beds/units, one Acute Care Hospital with 84 beds, one Acute Care Hospital development with 54 beds and land for a future Senior Housing development.

(2) As of December 31, 2014, our Preferred Equity Investments related to investments in entities owning 5 Senior Housing developments with 488 beds/units and one Skilled Nursing/Transitional Care development with 140 beds/units.

See reporting definitions.	2

SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues	$55,711	$37,557	$183,518	$134,780
Net income attributable to common stockholders	19,690	10,439	36,710	25,749
FFO	30,241	18,994	76,128	59,030
Normalized FFO	31,977	18,994	103,312	69,901
AFFO	28,750	19,478	77,223	57,942
Normalized AFFO	30,486	19,478	99,837	67,954
Per share data:
Diluted EPS	$0.35	$0.27	$0.78	$0.68
Diluted FFO	0.54	0.49	1.62	1.55
Diluted Normalized FFO	0.57	0.49	2.20	1.84
Diluted AFFO	0.51	0.50	1.64	1.51
Diluted Normalized AFFO	0.54	0.50	2.12	1.77

Net cash flow from operations	14,098	12,888	85,337	62,099
	December 31, 2014	December 31, 2013
Investment Portfolio
Total Investments in Real Estate Properties (#) (1)	160	121
Total Investments in Real Estate Properties, gross ($)	$1,831,534	$1,066,242
Total Beds/Units	16,718	12,468
Weighted Average Remaining Lease Term (in months)	129	131
Total Investments in Loans Receivable (#)	14	10
Total Investments in Loans Receivable, gross ($) (2)	$235,584	$177,592
Total Preferred Equity Investments (#)	6	2
Total Preferred Equity Investments, gross ($)	$16,407	$7,784
	December 31, 2014	December 31, 2013
Debt
Book Value
Fixed Rate Debt	$823,294	$469,090
Variable Rate Debt (3)	268,000	222,140
Total Debt	$1,091,294	$691,230

Cash	(61,793)	(4,308)
Net Debt	$1,029,501	$686,922

Weighted Average Effective Interest Rate
Fixed Rate Debt	5.24%	6.14%
Variable Rate Debt	2.27%	3.88%
Total Debt	4.51%	5.41%

% of Total
Fixed Rate Debt	75.5%	67.9%
Variable Rate Debt (3)	24.5%	32.1%
Total Debt	100.0%	100.0%

Availability Under Revolving Credit Facility:	$382,000	$135,126
Available Liquidity (4)	$443,671	$139,434

(1) Included in Equity Investments is a single 100% owned Senior Housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant.
(2) Total Investments in Loans Receivable, gross as of December 31, 2014 consists of principal of $234.4 million plus capitalized origination fees of $1.2 million.
(3) Includes $200.0 million subject to a 2% LIBOR cap. Excluding this amount from variable rate debt equates to 6.2% of total debt being variable rate debt.
(4) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

See reporting definitions.	3

SABRA HEALTH CARE REIT, INC.
2015 OUTLOOK

	Low	High
Net income attributable to common stockholders	$1.19	$1.24
Add:
Depreciation and amortization	1.00	1.00

FFO	$2.19	$2.24

FFO	$2.19	$2.24
Straight-line rental income adjustments	(0.37)	(0.37)
Stock-based compensation expense	0.14	0.14
Amortization of deferred financing costs	0.08	0.08
Acquisition pursuit costs	0.01	0.01

AFFO	$2.05	$2.10

The 2015 Outlook excludes the impact of any future acquisition activity. Except as otherwise noted above, the foregoing projections reflect management's view as of February 18, 2015 of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

See reporting definitions.	4

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Rental income	$49,740	$34,296	$161,483	$128,988
Interest and other income	5,971	3,261	22,035	5,792

Total revenues	55,711	37,557	183,518	134,780

Expenses:
Depreciation and amortization	14,465	8,555	43,332	33,281
Interest	14,290	10,576	46,958	40,460
General and administrative	9,334	5,227	29,339	16,423

Total expenses	38,089	24,358	119,629	90,164

Other income (expense):
Loss on extinguishment of debt	—	—	(22,454)	(10,101)
Other income (expense)	700	(200)	1,560	(800)
Gain on sale of real estate	3,914	—	3,914	—

Total other income (expense)	4,614	(200)	(16,980)	(10,901)

Net income	22,236	12,999	46,909	33,715

Net loss attributable to noncontrolling interests	14	—	43	—
Net income attributable to Sabra Health Care REIT, Inc.	22,250	12,999	46,952	33,715

Preferred stock dividends	(2,560)	(2,560)	(10,242)	(7,966)

Net income attributable to common stockholders	$19,690	$10,439	$36,710	$25,749

Net income attributable to common stockholders, per:

Basic common share	$0.36	$0.27	$0.79	$0.69

Diluted common share	$0.35	$0.27	$0.78	$0.68

Weighted average number of common shares outstanding, basic	55,232,721	38,050,301	46,351,544	37,514,637

Weighted average number of common shares outstanding, diluted	55,844,007	38,680,409	46,889,531	38,071,926

See reporting definitions.	5

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	December 31,
	2014	2013
Assets
Real estate investments, net of accumulated depreciation of $185,994 and $151,078 as of December 31, 2014 and 2013, respectively	$1,645,805	$915,418
Loans receivable and other investments, net	251,583	185,293
Cash and cash equivalents	61,793	4,308
Restricted cash	7,024	5,352
Prepaid expenses, deferred financing costs and other assets	98,687	63,252
Total assets	$2,064,892	$1,173,623

Liabilities
Mortgage notes	$124,022	$141,328
Revolving credit facility	68,000	135,500
Term loan	200,000	—
Senior unsecured notes	699,272	414,402
Accounts payable and accrued liabilities	31,775	22,229
Total liabilities	1,123,069	713,459

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of December 31, 2014 and 2013	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 59,047,001 and 38,788,745 shares issued and outstanding as of December 31, 2014 and 2013, respectively	590	388
Additional paid-in capital	1,053,601	534,639
Cumulative distributions in excess of net income	(110,841)	(74,921)
Accumulated other comprehensive loss	(1,542)	—
Total Sabra Health Care REIT, Inc. stockholders' equity	941,866	460,164
Noncontrolling interests	(43)	—
Total equity	941,823	460,164
Total liabilities and equity	$2,064,892	$1,173,623

See reporting definitions.	6

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$46,909	$33,715
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,332	33,281
Non-cash interest income adjustments	325	79
Amortization of deferred financing costs	4,045	3,280
Stock-based compensation expense	9,851	7,819
Amortization of premium	(10)	(671)
Loss on extinguishment of debt	1,576	859
Straight-line rental income adjustments	(19,821)	(14,709)
Provision for doubtful accounts	600	—
Change in fair value of contingent consideration	(1,560)	200
Write-off of straight-line rental income	2,994	—
Gain on sale of real estate	(3,914)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(7,993)	(3,459)
Accounts payable and accrued liabilities	12,635	5,430
Restricted cash	(3,632)	(3,725)
Net cash provided by operating activities	85,337	62,099
Cash flows from investing activities:
Acquisitions of real estate	(771,479)	(125,955)
Origination and fundings of loans receivable	(66,397)	(165,960)
Preferred equity investments	(15,486)	(7,038)
Additions to real estate	(1,471)	(764)
Repayment of loans receivable	1,097	—
Net proceeds from sale of real estate	27,264	2,208
Net cash used in investing activities	(826,472)	(297,509)
Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	499,250	200,000
Principal payments on senior unsecured notes	(211,250)	(113,750)
Net proceeds (repayments) from revolving credit facility	132,500	43,000
Proceeds from mortgage notes	57,703	—
Principal payments on mortgage notes	(89,110)	(10,994)
Payments of deferred financing costs	(19,131)	(8,954)
Payment of contingent consideration	—	(1,300)
Issuance of preferred stock	—	138,249
Issuance of common stock	510,147	34,517
Dividends paid on common and preferred stock	(81,489)	(58,151)
Net cash provided by financing activities	798,620	222,617

Net increase (decrease) in cash and cash equivalents	57,485	(12,793)
Cash and cash equivalents, beginning of period	4,308	17,101

Cash and cash equivalents, end of period	$61,793	$4,308
Supplemental disclosure of cash flow information:
Interest paid	$34,468	$38,541

Supplemental disclosure of non-cash transactions:
Assumption of mortgage indebtedness	$14,102	$—
Decrease in preferred equity investment/increase in loans receivable	$6,949	$—
Decrease in loans receivables/increase in real estate	$16,832	$—

See reporting definitions.	7

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income attributable to common stockholders	$19,690	$10,439	$36,710	$25,749
Add:
Depreciation of real estate assets	14,465	8,555	43,332	33,281
Gain on sale of real estate	(3,914)	—	(3,914)	—
Funds from Operations (FFO)	$30,241	$18,994	$76,128	$59,030

Nonrecurring facility operating expenses	1,736	—	1,736	—
Loss on extinguishment of debt	—	—	22,454	10,101
Write-off of straight-line rental income	—	—	2,994	—
Additional interest on 2018 Notes	—	—	—	770
Normalized FFO	$31,977	$18,994	$103,312	$69,901

FFO	$30,241	$18,994	$76,128	$59,030
Acquisition pursuit costs	478	748	3,095	1,455
Stock-based compensation expense	3,514	2,610	9,851	7,819
Straight line rental income	(6,747)	(3,873)	(19,821)	(14,709)
Amortization of deferred financing costs	1,233	885	4,045	3,280
Amortization of debt premium and discounts	23	(136)	(10)	(671)
Change in fair value of contingent consideration	(700)	200	(1,560)	800
Non-cash portion of loss on extinguishment of debt	—	—	1,576	859
Non-cash interest income adjustments	108	50	325	79
Straight-line rental income provision	600	—	600	—
Write-off of straight-line rental income	—	—	2,994	—
Adjusted Funds from Operations (AFFO)	$28,750	$19,478	$77,223	$57,942

Nonrecurring facility operating expenses	1,736	—	1,736	—
Cash portion of loss on extinguishment of debt	—	—	20,878	9,242
Additional interest on 2018 Notes	—	—	—	770
Normalized AFFO	$30,486	$19,478	$99,837	$67,954

Amounts per diluted common share:

Net income attributable to common stockholders	$0.35	$0.27	$0.78	$0.68

FFO	$0.54	$0.49	$1.62	$1.55

Normalized FFO	$0.57	$0.49	$2.20	$1.84

AFFO	$0.51	$0.50	$1.64	$1.51

Normalized AFFO	$0.54	$0.50	$2.12	$1.77

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	55,844,007	38,680,409	46,889,531	38,071,926
AFFO and Normalized AFFO	56,002,777	38,882,963	47,147,722	38,364,727

See reporting definitions.	8

SABRA HEALTH CARE REIT, INC.
CAPITALIZATION
(dollars in thousands, except per share amounts)

Debt	December 31,
	2014	2013
Mortgage notes	$124,022	$141,328
Revolving credit facility	68,000	135,500
Term loan	200,000	—
Senior unsecured notes	699,272	414,402

Total debt	$1,091,294	$691,230

Revolving Credit Facility	December 31,
	2014	2013
Credit facility availability	$382,000	$135,126
Credit facility capacity	450,000	375,000

Enterprise Value
As of December 31, 2014	Shares Outstanding	Price	Value
Common stock	59,047,001	$30.37	$1,793,257
Preferred stock	5,750,000	27.14	156,055
Total debt			1,091,294
Cash and cash equivalents			(61,793)

Total Enterprise Value			$2,978,813

As of December 31, 2013	Shares Outstanding	Price	Value
Common stock	38,788,745	$26.14	$1,013,938
Preferred stock	5,750,000	23.75	136,563
Total debt			691,230
Cash and cash equivalents			(4,308)

Total Enterprise Value			$1,837,423

At-the-Market Common Stock Offering Programs
	Three Months Ended December 31, 2014	Cumulative as of December 31, 2014
Shares Issued	4,378,996	6,398,137
Net Proceeds	$121,002	$175,124
Weighted Average Price Per Share	$28.20	$27.92

Common Stock and Equivalents
	Weighted Average Common Shares
	Three Months Ended December 31, 2014		Year Ended December 31, 2014
	EPS, FFO & Normalized FFO	AFFO & Normalized AFFO	EPS, FFO & Normalized FFO	AFFO & Normalized AFFO
Common stock	55,209,944	55,209,944	46,329,066	46,329,066
Common equivalents	22,777	22,777	22,478	22,478

Basic common and common equivalents	55,232,721	55,232,721	46,351,544	46,351,544
Dilutive securities:
Restricted stock and units	611,286	770,056	533,674	791,261
Options	—	—	4,313	4,917

Diluted common and common equivalents	55,844,007	56,002,777	46,889,531	47,147,722

See reporting definitions.	9

SABRA HEALTH CARE REIT, INC.
INDEBTEDNESS
December 31, 2014
(dollars in thousands)

	Principal	Weighted Average Effective Interest Rate(1)	% of Total
Fixed rate debt
Secured mortgage debt	$124,022	3.96%	11.4%
Unsecured senior notes (2)	699,272	5.47%	64.1%
Total fixed rate debt	823,294	5.24%	75.5%
Variable rate debt
Revolving credit facility (3)	68,000	2.27%	6.2%
Term loan (4)	200,000	2.27%	18.3%
Total variable rate debt	268,000	2.27%	24.5%
Total debt	$1,091,294	4.51%	100.0%

Secured debt
Secured mortgage debt	$124,022	3.96%	11.4%
Unsecured debt
Unsecured senior notes (2)	699,272	5.47%	64.1%
Revolving credit facility(3)	68,000	2.27%	6.2%
Term loan (4)	200,000	2.27%	18.3%
Total unsecured debt	967,272	4.58%	88.6%

Total debt	$1,091,294	4.51%	100.0%
(1) Weighted average effective rate includes private mortgage insurance.
(2) Unsecured senior notes includes $0.7 million of notes discount.
(3) Borrowings under the revolving credit facility bear interest on the outstanding principal amount at a rate equal to, at our option, LIBOR plus 2.00% - 2.60% or a Base Rate plus 1.00% - 2.60%. The actual interest rate within the applicable range was determined based on our then-applicable Consolidated Leverage Ratio (as defined in the credit agreement relating to the revolving credit facility).
(4) Term loan subject to a 2% LIBOR cap.

	Maturities
	Secured Mortgage Debt		Unsecured Senior Notes		Revolving Credit Facility and Term Loan (2)		Total
	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate (1)	Principal	Rate
2015	$2,823	3.54%	$—	—	$—	—	$2,823	3.54%
2016	2,917	3.55%	—	—	—	—	2,917	3.55%
2017	3,013	3.56%	—	—	—	—	3,013	3.56%
2018	3,114	3.56%	—	—	268,000	2.27%	271,114	2.28%
2019	3,218	3.57%	—	—	—	—	3,218	3.57%
2020	3,325	3.58%	—	—	—	—	3,325	3.58%
2021	3,437	3.59%	500,000	5.50%	—	—	503,437	5.49%
2022	3,552	3.60%	—	—	—	—	3,552	3.60%
2023	3,672	3.61%	200,000	5.38%	—	—	203,672	5.35%
2024	3,796	3.62%	—	—	—	—	3,796	3.62%
Thereafter	91,155	3.86%	—	—	—	—	91,155	3.86%
	124,022		700,000		268,000		1,092,022
Discount	—		(728)		—		(728)
Total debt	$124,022		$699,272		$268,000		$1,091,294
Weighted average maturity in years	28.2		6.8		3.7		8.4
Weighted average effective interest rate (3)	3.96%		5.47%		2.27%		4.51%

(1) Represents actual contractual interest rates excluding private mortgage insurance.
(2) Subject to 1-year extension option
(3) Weighted average effective rate includes private mortgage insurance.

See reporting definitions.	10

SABRA HEALTH CARE REIT, INC.
KEY CREDIT STATISTICS (1)

	Pro forma December 31, 2014 (2)	December 31, 2014	December 31, 2013

Net Debt to Adjusted EBITDA (3)	5.08x	5.09x	4.74x
Interest Coverage	4.29x	4.29x	3.85x
Fixed Charge Coverage Ratio	3.34x	3.28x	2.76x
Total Debt/Asset Value	43%	43%	52%
Secured Debt/Asset Value	5%	5%	17%
Unencumbered Assets/Unsecured Debt	246%	246%	163%

Cost of Debt (4)	4.66%	4.66%	5.96%

•	In January 2015, S&P increased our credit rating to “BB” from “BB-.” During the fourth quarter of 2014, Fitch Ratings initiated credit ratings coverage on Sabra and gave us a credit rating of “BB+.”

(1) Key credit statistics are calculated in accordance with the credit agreement (excluding net debt to adjusted EBITDA) relating to the revolving credit facility and the indentures relating to our unsecured senior notes.
(2) Pro forma information assumes that (i) the investment activity during and after the quarter ended December 31, 2014 as described on pages 15, 20-22 of this Supplement, (ii) the financing activity during the quarter ended December 31, 2014, (iii) the partial repayment of our revolving credit facility with available cash and (iv) the disposition of three skilled nursing/transitional care facilities were completed as of October 1, 2014.
(3) Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization ("EBITDA") excluding the impact of stock based compensation expense under the Company's long-term equity award program.
(4) Excludes revolving credit facility balance which had an interest rate of 2.27% and 3.17% as of December 31, 2014 and 2013, respectively.

See reporting definitions.	11

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY
December 31, 2014
(dollars in thousands)
Total Property Portfolio

			GAAP Rental Income (1)		Number of Beds/Units
	Number of Properties		Three Months Ended December 31,
Real Estate Investments		Investment	2014	2013
Skilled Nursing/Transitional Care	103	$851,252	$29,144	$26,223	11,336
Senior Housing	55	804,475	15,895	3,847	5,258
Acute Care Hospitals	2	175,807	4,702	4,226	124
Total	160	$1,831,534	$49,741	$34,296	16,718

	Coverage
	EBITDAR (2)		EBITDARM (2)		Occupancy Percentage (2)		Skilled Mix (2)
	Twelve Months Ended December 31,
Facility Type	2014	2013	2014	2013	2014	2013	2014	2013
Skilled Nursing/Transitional Care	1.21x	1.33x	1.58x	1.72x	88.1%	88.2%	37.5%	37.8%
Senior Housing	1.25x	1.03x	1.45x	1.23x	90.3%	87.9%	N/A	N/A

Twelve Months Ended December 31,
Fixed Charge Coverage Ratio (3)	2014	2013
Genesis Healthcare, Inc.	1.26x	1.22x
Tenet Health Care Corporation	2.11x	N/A
Holiday AL Holdings LP	1.24x	N/A

Same Store Property Portfolio (4)

		Cash Rent
		Three Months Ended December 31,
Facility Type	Number of Properties	2014	2013
Skilled Nursing/Transitional Care	87	$22,748	$22,248
Senior Housing	21	3,313	3,224

	Coverage
	EBITDAR (2)		EBITDARM (2)		Occupancy Percentage (2)		Skilled Mix (2)
	Twelve Months Ended December 31,
Facility Type	2014	2013	2014	2013	2014	2013	2014	2013
Skilled Nursing/Transitional Care	1.24x	1.33x	1.59x	1.72x	88.1%	88.2%	37.2%	37.8%
Senior Housing	1.20x	1.03x	1.41x	1.23x	88.3%	87.9%	N/A	N/A

(1) Rental income includes $6.7 million and $3.9 million of straight-line rental income adjustments for the three months ended December 31, 2014 and December 31, 2013, respectively and does not include income from RIDEA-compliant joint ventures.
(2) Occupancy percentage, skilled mix, EBITDARM, EBITDAR and related coverages (collectively, “Facility Statistics”) are only included in periods subsequent to our acquisition of the facilities for facilities with new tenants/operators and include only Stabilized Facilities acquired before the three months ended December 31, 2014. In addition, Facility Statistics exclude the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. EBITDARM Coverage and EBITDAR Coverage excludes tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(3) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
(4) Same Store Facility Statistics consist of Stabilized Facilities held or acquired before October 1, 2013.

See reporting definitions.	12

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY (CONTINUED)
December 31, 2014
(dollars in thousands)
Loans Receivable and Other Investments

Loan Type	Number of Loans	Facility Type	Principal Balance as of December 31, 2014	Book Value as of December 31, 2014	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended December 31, 2014	Maturity Date
Mortgage	4	Skilled Nursing / Senior Housing / Acute Care Hospital	$144,033	$144,383	8.3%	8.2%	$2,972	10/13/15 - 1/31/18
Construction	3	Acute Care Hospital / Senior Housing	65,242	65,525	7.5%	7.4%	1,201	9/30/16 - 10/31/18
Mezzanine	2	Skilled Nursing / Senior Housing	21,432	21,491	11.3%	11.1%	597	6/27/15 - 8/31/17
Pre-development	5	Senior Housing	3,652	3,777	9.0%	7.8%	67	8/16/15 - 9/09/17

	14		$234,359	$235,176	8.3%	8.2%	$4,837

Other Investment Type	Number of Investments	Facility Type	Total Funding Commitments	Amount Funded as of December 31, 2014	Book Value as of December 31, 2014	Rate of Return	Other Income Three Months Ended December 31, 2014
Preferred Equity	6	Skilled Nursing/Senior Housing	$16,225	$15,301	$16,407	12.5%	$405

See reporting definitions.	13

SABRA HEALTH CARE REIT, INC.
INVESTMENT ACTIVITY
For the Twelve Months Ended December 31, 2014
(dollars in thousands)

	Investment Date	Facility Type	Number of Properties	Beds/Units	2014 Amounts Invested	Rate of Return/Initial Cash Yield
Real Estate
Nye Portfolio (1)	02/14/14	Senior Housing / Skilled Nursing	6	673	$90,000	7.8%
Chai Portfolio (2)	03/05/14	Skilled Nursing	2	254	18,650	9.5%
Leo Brown Group - Park Place	04/30/14	Senior Housing	1	140	23,840	7.4%
Holiday Portfolio	09/25/14	Senior Housing	21	2,850	550,000	5.5%
Avalon Portfolio	09/29/14	Senior Housing	4	115	25,900	7.8%
Rosecastle Portfolio (3)	10/01/14	Senior Housing	3	256	27,590	9.7%
Tudor Heights (4)	10/14/14	Senior Housing	1	64	5,600	8.0% - 9.0%
Onion Creek (5)	10/21/14	Skilled Nursing	1	125	3,000	9.0%
Vision Portfolio	10/29/14	Skilled Nursing	3	171	41,000	8.5%
Other	Various	Senior Housing/Skilled Nursing	N/A	N/A	1,460	9.0%
Total Investments in Real Estate					787,040	6.3%
Preferred Equity
New Dawn - Colorado Springs	04/30/14	Senior Housing	1	48	1,724	12.0%
Meridian - Shavano Park	05/14/14	Senior Housing	1	89	2,980	15.0%
Leo Brown Group - Traditions at Beaumont	06/25/14	Senior Housing	1	130	2,400	12.0%
Titan - New Braunfels	07/07/14	Senior Housing	1	113	4,540	10.0%
Leo Brown Group - Traditions at Beavercreek	11/05/14	Senior Housing	1	108	1,305	12.0%
Meridian - Park Manor	11/17/14	Skilled Nursing	1	140	2,352	15.0%
Total Preferred Equity Investments					15,301	12.9%
Loans Receivable
First Phoenix - Weston II	01/28/14	Senior Housing	1	32	383	9.0%
First Phoenix - Aurora	05/08/14	Senior Housing	1	50	777	9.0%
Meridian Mezzanine Loan (6)	08/15/14	Senior Housing/Skilled Nursing	3	321	8,551	11.0%
First Phoenix - Glenwood Springs	09/09/14	Senior Housing	1	84	800	9.0%
Celebration Senior Living	10/14/14	Senior Housing	1	225	4,500	10.0%
Forest Park Medical Center - Fort Worth	09/30/13	Acute Care Hospital	1	54	47,163	7.3%
New Dawn - Richmond	10/31/13	Senior Housing	1	48	2,147	10.0%
New Dawn - Williamsburg	10/31/13	Senior Housing	1	48	1,655	10.0%
First Phoenix - Weston	11/07/13	Skilled Nursing	1	85	250	9.0%
Total Investments in Loans Receivable					66,226	8.1%
All Investments					$868,567	6.6%
(1) In connection with the acquisition we may pay an earn-out based on incremental portfolio value created through the improvement of current operations as well as through expansion and conversion projects. We estimated a contingent consideration liability of $3.2 million at the time of purchase, which is excluded from the total commitment and investment amount as of December 31, 2014.
(2) Gross investment of $24.5 million; $5.8 million used to partially repay the Chai Mezzanine Loan.
(3) The tenant is pursuing a turnaround opportunity for the Rosecastle Portfolio and accordingly we have obtained a limited revenue participation right in the early years of the new lease in exchange for our flexibility on the initial rental rate. Upon the completion of the turnaround, the cash rent yield is anticipated to be 9.7%.
(4) The tenant is pursuing a turnaround opportunity for Tudor Heights and accordingly we have obtained a limited revenue participation right in the third year of the new lease in exchange for our flexibility on the initial rental rate. We have also committed to funding up to $1.2 million for the renovation of the facility and following the renovation, the rent will be reestablished based on the then-appraised value of the property and a lease rate between 8% and 9%, with such rent increasing annually thereafter by the greater of (i) the change in the Consumer Price Index and (ii) 3.0%.
(5) Gross Investment of $14.0 million; $11.0 million used to repay Onion Creek Mortgage Loan.
(6) Gross Investment of $15.5 million; $6.9 million used to repay Bee Cave Preferred Equity investments.

See reporting definitions.	14

SABRA HEALTH CARE REIT, INC.
PORTFOLIO CONCENTRATIONS (1)

Annualized Revenue Concentration

Annualized Revenue by Asset Class

Annualized Tenant/Borrower Revenue Concentration (2)

(1) Annualized Revenue consists of annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented.
(2) Tenant and borrower revenue presented one quarter in arrears.

See reporting definitions.	15

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
December 31, 2014

Property Type

	Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospitals	Total	% of Total
Texas	7	9	2	18	11.3%
New Hampshire	14	2	—	16	10.0
Kentucky	13	2	—	15	9.4
Florida	6	5	—	11	6.9
Connecticut	9	2	—	11	6.9
Michigan	—	10	—	10	6.3
Ohio	8	—	—	8	5.0
Oklahoma	6	1	—	7	4.4
Nebraska	4	2	—	6	3.8
California	3	1	—	4	2.5
Other (24 states)	33	21	—	54	33.5

Total	103	55	2	160	100.0%

% of Total Properties	64.4%	34.4%	1.2%	100.0%

Distribution of Beds/Units

	Total Number of Properties	Bed/Unit Type
		Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospitals	Total	% of Total
Texas	18	845	794	124	1,763	10.5%
New Hampshire	16	1,470	203	—	1,673	10.0
Connecticut	11	1,350	140	—	1,490	8.9
Florida	11	767	618	—	1,385	8.3
Kentucky	15	1,020	128	—	1,148	6.9
Ohio	8	897	—	—	897	5.4
Nebraska	6	380	291	—	671	4.0
Oklahoma	7	496	83	—	579	3.5
Michigan	10	—	571	—	571	3.4
Colorado	4	509	48	—	557	3.3
Other (24 states)	54	3,602	2,382	—	5,984	35.8

Total	160	11,336	5,258	124	16,718	100.0%

% of Total beds/units		67.8%	31.5%	0.7%	100.0%

See reporting definitions.	16

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
December 31, 2014
(dollars in thousands)

Investment

	Total Number of Properties	Skilled Nursing/Transitional Care	Senior Housing	Acute Care Hospitals	Total	% of Total
Texas	18	$79,508	$167,084	$175,807	$422,399	23.1%
Connecticut	11	116,587	29,174	—	145,761	8.0
Florida	11	39,503	92,707	—	132,210	7.2
Delaware	4	95,780	—	—	95,780	5.2
Nebraska	6	63,088	28,296	—	91,384	5.0
New Hampshire	16	75,563	12,492	—	88,055	4.8
North Carolina	3	9,538	67,272	—	76,810	4.2
Michigan	10	—	74,013	—	74,013	4.0
Kentucky	15	57,238	9,621	—	66,859	3.7
Oklahoma	7	57,309	5,641	—	62,950	3.4
Other (24 states)	59	257,138	318,175	—	575,313	31.4

Total	160	$851,252	$804,475	$175,807	$1,831,534	100.0%

% of Total Properties		46.5%	43.9%	9.6%	100.0%

See reporting definitions.	17

SABRA HEALTH CARE REIT, INC.
PORTFOLIO LEASE EXPIRATIONS (1)
December 31, 2014
(dollars in thousands)

	2015 - 2019	2020	2021	2022	2023	2024	2025	Thereafter	Total
Skilled Nursing/Transitional Care
Properties	1	27	30	12	—	9	4	20	103
Beds/Units	120	3,025	3,508	869	—	1,036	575	2,203	11,336
Annualized Revenues	$850	$27,061	$30,814	$10,302	$—	$13,533	$5,141	$28,618	$116,319
Senior Housing
Properties	—	2	3	13	—	9	1	26	54
Beds/Units	—	251	197	747	—	662	114	3,227	5,198
Annualized Revenues	—	1,974	1,501	8,975	—	7,075	837	43,350	63,712
Acute Care Hospitals
Properties	—	—	—	—	—	—	—	2	2
Beds/Units	—	—	—	—	—	—	—	124	124
Annualized Revenues	—	—	—	—	—	—	—	18,809	18,809

Total Properties	1	29	33	25	—	18	5	48	159

Total Beds/Units	120	3,276	3,705	1,616	—	1,698	689	5,554	16,658

Total Annualized Revenues	$850	$29,035	$32,315	$19,277	$—	$20,608	$5,978	$90,777	$198,840

% of Revenue	0.4%	14.6%	16.3%	9.7%	—	10.4%	3.0%	45.6%	100.0%

(1) Excludes one Senior Housing facility that is part of a consolidated RIDEA-compliant joint venture.

See reporting definitions.	18

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY
Traditions at Beavercreek Preferred Equity - Leo Brown Group

• Investment Date:	November 5, 2014

• Invested Amount:	$1.3 million

• Investment Type:	Preferred Equity

• Property Type:	Senior Housing

• Location:	Ohio

• Available Beds/Units:	108 (18 independent living units, 60 assisted living units, and 30 dementia care units)

• Annualized GAAP Income:	$0.2 million

• Rate of Return:	12.0%

See reporting definitions.	19

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Park Manor Preferred Equity - Meridian

• Investment Date:	November 17, 2014

• Commitment Amount:	$3.0 million

• Investment Amount:	$2.4 million

• Investment Type:	Preferred Equity

• Property Type:	Skilled Nursing/Transitional Care

• Location:	Texas

• Available Beds/Units:	140

• Annualized GAAP Income:	$0.4 million

• Rate of Return:	15.0%

See reporting definitions.	20

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Marshfield II - Stoney River

• Investment Date:	January 20, 2015

• Investment Amount:	$4.3 million (1)

• Investment Type:	Mortgage Loan

• Property Type:	Senior Housing

• Location:	Wisconsin

• Available Beds/Units:	24

• Annualized GAAP Income:	$0.4 million

• Rate of Return:	9.0%

(5) Gross Investment of $4.7 million; $0.4 million used to repay Marshfield II Pre-development Loan.

See reporting definitions.	21

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY — PRO FORMA INFORMATION
(dollars in thousands, except per share amounts)

Note: The following pro forma information assumes that (i) the investment activity during and after the quarter ended December 31, 2014 as described on pages 15 and 20-22 of this Supplement, (ii) the financing activity during the quarter ended December 31, 2014, (iii) the partial repayment of our revolving credit facility with available cash and (iv) the disposition of three Skilled Nursing/Transitional Care facilities were completed as of October 1, 2014.

	Three Months Ended December 31, 2014	Adjustments		Pro Forma Three Months Ended December 31, 2014
		Investing	Financing
Total revenues	$55,711	$(94)	$—	$55,617

Total expenses	38,089	133	(519)	37,703

Total other income (expense)	4,614	(3,914)	—	700

Net income	22,236	(4,141)	519	18,614

Net loss attributable to noncontrolling interests	14	—	—	14

Net income attributable to Sabra Health Care REIT, Inc.	22,250	(4,141)	519	18,628

Preferred stock dividends	(2,560)	—	—	(2,560)

Net income attributable to common stockholders	$19,690	$(4,141)	$519	$16,068
Add:
Depreciation of real estate assets	14,465	133	—	14,598
Gain on Sale	(3,914)	3,914	—	—

Funds from Operations (FFO)	$30,241	$(94)	$519	$30,666

Normalizing Items	1,736	—	—	1,736
Normalized FFO	$31,977	$(94)	$519	$32,402
FFO	$30,241	$(94)	$519	$30,666
Acquisition pursuit costs	478	—	—	478
Stock-based compensation	3,514	—	—	3,514
Straight-line rental income adjustments	(6,747)	(66)	—	(6,813)
Amortization of deferred financing costs	1,233	—	27	1,260
Amortization of debt premium and discounts	23	—	25	48
Change in fair value of contingent consideration	(700)	—	—	(700)
Straight-line rental income provision	600	—	—	600
Non-cash interest income adjustments	108	—	—	108
Adjusted Funds from Operations (AFFO)	$28,750	$(160)	$571	$29,161

Normalizing Items	1,736	—	—	1,736
Normalized AFFO	$30,486	$(160)	$571	$30,897

Amounts per diluted common share:
Net income attributable to common stockholders	$0.35			$0.27

FFO	$0.54			$0.52

Normalized FFO	$0.57			$0.54

AFFO	$0.51			$0.49

Normalized AFFO	$0.54			$0.52

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	55,844,007		3,665,029	59,509,036
AFFO and Normalized AFFO	56,002,777		3,665,029	59,667,806

See reporting definitions.	22

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
Annualized Revenues. The annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents.  The Company uses Annualized Revenues for the purpose of determining revenue concentrations and lease expirations.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDAR for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDAR Coverage. EBITDAR for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructuring is the first year rental rate. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDAR Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDAR Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR Coverage is not presented for tenants with significant corporate guarantees.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDARM for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
EBITDARM Coverage. EBITDARM for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructurings is the first year rental rate. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDARM Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDARM Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDARM Coverage is not presented for tenants with significant corporate guarantees.
Enterprise Value. The Company believes Enterprise Value is an important measurement as it is a measure of a company’s value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the number of shares of common stock multiplied by the closing price of our common stock on the last day of the period presented. Total Enterprise Value includes our market equity capitalization and consolidated debt, less cash and cash equivalents.
Fixed Charge Coverage Ratio. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the

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SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and write-offs and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt premiums/discounts), acquisition pursuit costs and changes in fair value of contingent consideration. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.
Market Capitalization. Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.
Normalized FFO and AFFO. Normalized FFO and AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers normalized FFO and AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized FFO and AFFO may not be comparable to normalized FFO and AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or normalized FFO and normalized AFFO differently from the Company.
Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy for independent living facilities can be greater than 100% for a given period as multiple residents could occupy a single unit. All facility financial performance data were derived solely from information provided by operators/tenants without independent verification by the Company. All facility financial performance data are presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company includes Occupancy Percentage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. Occupancy Percentage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.

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SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at skilled nursing/transitional care facilities for any given period. All facility financial performance data were derived solely from information provided by the Company's tenants without independent verification by the Company. All facility financial performance data are presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company includes Skilled Mix for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. Skilled Mix for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. Skilled Nursing/Transitional Care facilities and Senior Housing facilities are considered stabilized at the earlier of (i) achieving consistent occupancy at or above 80% and (ii) 24 months after the acquisition date. The Company also considers these facilities and Acute Care Hospitals to not be stabilized based on other circumstances (including newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants business model). Such facilities will be considered stabilized upon maintaining consistent occupancy at or above 80% (for Skilled Nursing/Transitional Care and Senior Housing Facilities only) but in no event beyond 24 months after the date any such circumstances occurred for any asset type. Stabilized Facilities exclude facilities leased to RIDEA-compliant joint venture tenants.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s consolidated financial statements.

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